Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “GRIFFIN INSTITUTIONAL ACCESS GLOBAL CREDIT FUND”, FILED IN THIS OFFICE ON THE FIFTH DAY OF APRIL, A.D. 2016, AT 12:52 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6008303 8100 SR# 20162082014	Authentication: 202098957 Date: 04-05-16

You may verify this certificate online at corp.delaware.gov/authver.shtml

STATEof DELAWARE CERTIFICATEof TRUST

This Certificate of Trust (this “Certificate”), executed by the undersigned Trustee, is filed in accordance with the provisions of the Treatment of Delaware Statutory Trusts (12 Del. Code. Ann. Tit 12 Section 3801 et seq.) (the “Act”) and sets forth the following:

1.	The name of the Trust is: Griffin Institutional Access Global Credit Fund (the “Trust”).

2.	The address of its registered office in the State of Delaware is:

Corporation Trust Center
1209 Orange Street, Wilmington
 New Castle County, Delaware 19801.

The name of its registered agent at such address is: The Corporation Trust Company.

3.
The Trust is will become prior to or within 180 days following the first issuance beneficial interest, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §§ 80a-1 et seq.).

4.
Notice is hereby given that the Trust shall consist of one or more series. Pursuant to Section 3804 of the Act, the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to a particular series, whether such series is now authorized and existing pursuant to the governing instrument of the Trust or is hereafter authorized and existing pursuant to said governing instrument, shall be enforceable against the assets associated with such series only, and not against the assets of the Trust generally or any other series thereof, and, except as otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations, costs, charges, reserves and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

5.	This Certificate is effective upon filing.

IN WITNESS WHEREOF, the undersigned, being the sole Trustee of Griffin Institutional Access Global Credit Fund, has executed this Certificate on this fifth day of April, 2016.

/s/ Terrence O. Davis
Name: Terrence O. Davis
Title: Sole Trustee

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:52 PM 04/05/2016
FILED 12:52 PM 04/05/2016
SR 20162082014 - File Number 6008303